Exhibit 23.2

CONSENT OF ACCOUNTANT

Scheffel & Company, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Scheffel & Company, P.C. hereby consents to the use in the Form S-4 Registration Statement under the Securities Act of 1933 filed by First Clover Leaf Financial Corp. of our report dated February 12, 2008, relating to the consolidated statements of financial condition of Partners Financial Holdings Inc. and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended.

/s/ Scheffel & Company P.C.

Scheffel & Company, P.C.
June 6, 2008